EXHIBIT I

FUNDS

Active Portfolios Multi-Manager Alternative Strategies Fund

Active Portfolios Multi-Manager Core Plus Bond Fund

Active Portfolios Multi-Manager Growth Fund

Active Portfolios Multi-Manager Small Cap Equity Fund

Columbia Adaptive Alternatives Fund

Columbia Adaptive Risk Allocation Fund

Columbia AMT-Free Connecticut Intermediate Muni Bond Fund

Columbia AMT-Free Intermediate Muni Bond Fund

Columbia AMT-Free Massachusetts Intermediate Muni Bond Fund

Columbia AMT-Free New York Intermediate Muni Bond Fund

Columbia AMT-Free Oregon Intermediate Muni Bond Fund

Columbia Balanced Fund

Columbia Bond Fund

Columbia California Tax-Exempt Fund

Columbia Connecticut Intermediate Municipal Bond Fund

Columbia Contrarian Core Fund

Columbia Corporate Income Fund

Columbia Diversified Absolute Return Fund

Columbia Diversified Real Return Fund

Columbia Dividend Income Fund

Columbia Emerging Markets Fund

Columbia Global Dividend Opportunity Fund*

Columbia Global Energy and Natural Resources Fund

Columbia Global Inflation-Linked Bond Plus Fund

Columbia Global Technology Growth Fund

Columbia Global Unconstrained Bond Fund

Columbia Greater China Fund

Columbia High Yield Municipal Fund

Columbia Intermediate Bond Fund

Columbia Large Cap Growth Fund

Columbia Mid Cap Growth Fund

Columbia Multi-Asset Income Fund

Columbia New York Tax-Exempt Fund

Columbia Pacific/Asia Fund

Columbia Real Estate Equity Fund

Columbia Select Large Cap Growth Fund

Columbia Small Cap Core Fund

Columbia Small Cap Growth Fund I

Columbia Small Cap Value Fund I

Columbia Strategic Income Fund

Columbia Tax-Exempt Fund

Columbia U.S. Social Bond Fund

Columbia U.S. Treasury Index Fund

Columbia Value and Restructuring Fund

*	This Plan is being adopted for Columbia Global Dividend Opportunity Fund in the event the Fund issues Class A, C or W shares in the future.

EXHIBIT II

COMPENSATION

Classes A, B, C, E and F Shares of a Columbia Fund except as otherwise specifically identified below:

The Service Fee shall be, with respect to each applicable Fund, an annual rate not to exceed 0.25% of the average daily net assets of such Share classes, other than Shares with respect to which the Fund is paying a shareholder servicing fee directly to a third party. The Service Fee shall be accrued daily and paid monthly in arrears.

Classes A, B and C of Columbia Tax-Exempt Fund, Columbia AMT-Free Intermediate Muni Bond Fund and Columbia High Yield Municipal Fund:

The Service Fee shall be, with respect to each applicable Fund, an annual rate not to exceed 0.20% of the average daily net assets of such Share classes, other than Shares with respect to which the Fund is paying a shareholder servicing fee directly to a third party. The Service Fee shall be accrued daily and paid monthly in arrears.

Classes A and B of Columbia California Tax-Exempt Fund and Columbia New York Tax-Exempt Fund:

The Service Fee shall be an annual rate not to exceed 0.10% of the average daily net assets attributable to Shares issued prior to December 1, 1994, and an annual rate not to exceed 0.25% of the average daily net assets attributable to Shares issued thereafter, other than Shares with respect to which the Fund is paying a shareholder servicing fee directly to a third party. The Service Fee shall be accrued daily and paid monthly in arrears.

Classes A and B of Columbia Strategic Income Fund:

The Service Fee shall be an annual rate not to exceed 0.15% of the average daily net assets attributable to Shares issued prior to January 1, 1993, and an annual rate not to exceed 0.25% of the average daily net assets attributable to Shares issued thereafter, other than Shares with respect to which the Fund is paying a shareholder servicing fee directly to a third party. The Service Fee shall be accrued daily and paid monthly in arrears.

Class A of Active Portfolios Multi-Manager Alternative Strategies Fund, Active Portfolios Multi-Manager Core Plus Bond Fund, Active Portfolios Multi-Manager Growth Fund and Active Portfolios Multi-Manager Small Cap Equity Fund:

The Service Fee shall be an annual rate not to exceed 0.25% of the average daily net assets attributable to Class A Shares, provided, that the Fund’s combined Service Fee and distribution fee shall not exceed 0.25% of the average daily net assets attributable to Class A Shares of such Fund.

Classes W Shares of a Columbia Fund:

The Service Fee shall be an annual rate not to exceed 0.25% of the average daily net assets attributable to Class W Shares, provided, that the Fund’s combined Service Fee and distribution fee shall not exceed 0.25% of the average daily net assets attributable to Class W Shares of such Fund.